Hudson RPO Appoints Jake Zabkowicz as Global CEO

Prioritizes Global Accounts & Aggressive Growth

Old Greenwich, CT – November 15, 2023 – Hudson RPO, a leading global total talent solutions company owned by Hudson Global, Inc. (the “Company”) (NASDAQ: HSON), announced today the appointment of Jacob “Jake” Zabkowicz as Global Chief Executive Officer, effective November 15, 2023. As Global CEO for Hudson RPO, Mr. Zabkowicz will lead the vision, strategy, and execution of Hudson RPO’s growth plan. Jeff Eberwein will remain Chief Executive Officer of Hudson Global, Inc. and will continue to focus on capital allocation, acquisitions, corporate strategy, and maximizing shareholder value.

Mr. Zabkowicz, 41, is a seasoned, growth-minded executive who brings to Hudson RPO extensive global leadership as well as operational and business development experience in the talent acquisition industry. Most recently, he was Senior Vice President, Global RPO at Korn Ferry, where he was instrumental in building and growing the firm’s global RPO business during his 10-year tenure. Prior to his time at Korn Ferry RPO, Mr. Zabkowicz served as Director, Solution Design & Implementation at Pinstripe (now Cielo). Mr. Zabkowicz’s experience and insights have been quoted in publications including Bloomberg, Forbes, and USA Today.

“I am excited to welcome Jake to the Hudson RPO team. Jake’s growth orientation and winning mindset will help Hudson RPO achieve its aggressive growth goals,” said Jeff Eberwein, CEO of Hudson Global. “Over the course of his career, Jake has developed a reputation for delivering outstanding client service, building loyal and high-achieving teams, and driving exceptional growth. We look forward to leveraging his expertise to aggressively grow our RPO business and, ultimately, shareholder value.”

“I am thrilled to join the Hudson RPO team and honored to lead such a respected organization towards advancing and cementing our position atop the global RPO market,” said Mr. Zabkowicz. “I have been impressed both by the talent on the Hudson RPO team and the depth of the relationships this team has forged with prestigious clients. Leveraging these attributes, along with Hudson RPO’s strong reputation in the market, I am confident we can drive rapid organic growth globally. This global focus will be squarely at the forefront of Hudson RPO’s go-to-market strategy under my leadership, and I’m particularly eager to target new business in several large and fast-growing markets including healthcare, technology, and life sciences. We have a tremendous opportunity in front of us and I’m excited for the challenge ahead.”

About Hudson RPO
Hudson RPO is a leading global provider of flexible and scalable total talent solutions. At Hudson RPO, people, process, and technology come together to ignite transformative change at mid-market and enterprise-level organizations worldwide. Taking a consultative and collaborative approach, we partner with talent acquisition, HR, and procurement leaders around the globe to build diverse, high-impact teams and drive business success. Learn more at hudsonrpo.com.
About Hudson Global, Inc.
Hudson Global, Inc. (Nasdaq: HSON) owns and manages Hudson RPO, a leading global total talent solutions provider.
For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.
Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Katie Murphy
212 836-9612 / kmurphy@equityny.com

Forward-Looking Statements
This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; rising inflationary pressures and interest rates; the adverse impacts of the coronavirus, or COVID-19 pandemic; the Company’s ability to successfully achieve its strategic initiatives; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company's operating results from quarter to quarter; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the COVID-19 pandemic, the Russia-Ukraine war, the Hamas-Israel war, and potential conflict in the Middle East; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals, management, and advisors; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; a material weakness in our internal control over financial reporting that could have a significant adverse effect on our business and the price of our common stock; and the potential for a shutdown of the U.S. government if the U.S. Congress is unable to agree on terms for a spending bill sufficient to fund U.S. government operations. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.